Exhibit 99.1

Debt Conversion Agreement

This Debt Conversion Agreement (“Agreement”) is dated as of October 28, 2010, by and between Structural Enhancement Technologies Corp., incorporated under the laws of the Sate of Delaware (“EMWW”), doing business at 30 East Sunrise Highway, Valley Stream, NY  11581 (the “Company”), and Michael Margolies and Stanley Chason, doing business at 14 Dancing Rock Road, Garrison, New York 10524 (“Lender”). This Agreement relates to all loans, promissory notes, advances and other debt of the Company owed to Lender, included all accrued interest (the “Conversion”).

RECITALS

WHEREAS, The Company is previously indebted to the Lender in the amount of $707,785.00 plus interest as of October 28, 2010, and is still due and owing as of the date hereof (the “Debt”), and the Lender has agreed to settle the Indebtedness, in part as follows;

WHEREAS. The Company and the Creditor have agreed that the Indebtedness will be satisfied in part by the conversion of an unknown portion of the debt into 10,000,000 shares of common stock of the Company (the “Shares”), which shall be Assigned by the Lender to various entities;

            NOW, THEREFORE, in consideration of the promises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

1.                        The Debt.

1.1                          The Company is indebted to the Creditor in the amount of $707,785.00 plus interest, as of October 28,2010, and which was incurred on or before March 1, 2009, and still due and owing as of the date hereof (the “Debt”), and the Lender has agreed to convert an unknown portion of the Indebtedness;

1.2                          The Company has no immediate source of funds available to settle the Indebtedness in cash, and shall receive credit for the debt from the proceeds from the sale of the converted shares paid to the Lender by all of the Escrow Agents and any amount remaining due and owing will be paid by EMWW in cash within 20 days of the final sale of the shares, but in no event later than March 20, 2011;

1.3                          The Company and the Lender have agreed that the Indebtedness will be satisfied in part by the issuance of 10,000,000 shares of common stock of the Company (the “Shares”), subject to the payments made from the sale of the shares in this Agreement.  The Debt shall be extinguished upon the payment of the full dollar amount after the conversion and sale of the debt into shares of common stock, plus and shortfall in cash.

1.4                          Interest at 6% will continue to accrue on the original amount due, after October 28, 2010 on any unpaid balance due Lender, and added to final payment.  In the event of non-compliance, which means non-payment as set forth herein only, any collection costs incurred and reasonable legal fees are the responsibility of the Company.

2.                  Agreement to Convert. The Lender has agreed to convert a portion of its debt into the shares indicated above, and to allow the assignment of shares of common stock to one or more entities, provided however that the full amount of the indebtedness be paid in full first from the sale of the shares of common stock of the Company and any balance by EMWW in cash.  At a minimum, 4,000,000 of the shares converted shall be held in escrow, and sold by the Escrow Agent(s), which Agreements are provided to Lender, with the gross proceeds being distributed on a 50% basis to the Lender for each transaction, until the entire amount owed is paid in full.  These payments are a credit against the prior judgments and guarantees.  All sales will be completed by February 1, 2011.

3.                  Release. The Lender hereby agrees that upon delivery of the full amount owed to the Lender by the Escrow Agents, that the Debt will be fully satisfied and the Lender will remise, release and forever discharge the Company its successors and assigns, and its directors, officers and employees and the personal guarantors, XXXXXXXXXXXXXXXXX, from all of its obligations relating to the Indebtedness.

4.                  Independent Legal Advice.        The Lender acknowledges that the Company has given it adequate time to review this Agreement and to seek and obtain independent legal advice with respect to this Agreement. The Lender represents to the Company that it is satisfied as to all the terms and conditions contained in this Agreement.

5.                        Miscellaneous.

5.1                          This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns.

5.2                          All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the applicable address appearing on the preamble or the signature page to this Agreement, or to such other address as either party may have designated by like notice forwarded to the other party hereto.

5.3                          No provision of this letter agreement may be amended, modified, or waived, except in writing and signed by the party against whom enforcement is sought.

5.4                          Application of New York Law.  This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of New York.

5.5                          It is agreed to by the Company that all guarantees remain in full effect until full payment is made on the Debt and it is paid in full, as which time the guarantors shall be released.  This Agreement is not a waiver of any prior rights or agreements, especially the Confessions of Judgment.

5.6                          Per company counsel, the shares of common stock issued hereunder, any assignments, escrow and sale all comply with Securities and Exchange Commission rules and regulations. The company agrees to defend and indemnify Margolies and Chason from any possible claims hereunder this Agreement.

5.7                          This letter agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Debt Conversion Agreement to be executed as of the date first above written.

Structural Enhancement Technologies Corp.

_____________________________

By:      Andrew B. Mazzone,

Title:    President

Lender:

_____________________________

By:      Michael Margolies

Lender:

_____________________________

By:      Stanley Chason